                                                                  Rule 424(b)(3)
                                                       Registration No. 33-65831



                          SUNGARD(R) DATA SYSTEMS INC.


                       SUPPLEMENT DATED DECEMBER 22, 1998
                                       TO
                       PROSPECTUS DATED NOVEMBER 24, 1998



This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line items regarding Abraham George and Bijoy George are amended and restated as follows:

                                         # of Shares     # of Shares     # of Shares     % of Shares
                                            Owned           Being        Owned After     Owned After
                                          Before the     Offered For     the Offering    the Offering
Name of Selling Stockholder                Offering          Sale
-----------------------------------------------------------------------------------------------------

Abraham George.......................       182,542         182,542               0          *

Jeffrey Sanders......................         1,402           1,402               0          *

Bijoy George.........................       173,942         173,944               0          *

Fidelity Investment Charitable Gift
 Fund................................        20,000          20,000               0          *
